UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2016 (August 8, 2016)

HealthStream, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-27701	62-1443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 10th Avenue South, Suite 450, Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)

(615) 301- 3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2016, Echo, Inc., a Tennessee corporation (“Echo”) which is a wholly-owned subsidiary of HealthStream, Inc., a Tennessee corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Morrisey Holdings, Inc., an Illinois corporation (the “Seller”). Pursuant to the terms of the Purchase Agreement, Echo acquired from Seller all of the outstanding capital stock of Morrisey Associates, Inc. (“MAI”), an Illinois corporation which was a wholly-owned subsidiary of Seller. The purchase price paid by Echo to Seller was approximately $48 million in cash.

The Purchase Agreement contains various representations and warranties and covenants by the parties to such agreement and related indemnification obligations.

The foregoing summary of the transaction and the terms and conditions of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement is attached as Exhibit 2.1 in accordance with the rules of the Securities and Exchange Commission (the “SEC”). It is not intended to provide any other factual information about the Company, Echo, MAI or the Seller. The representations, warranties, and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations and contractual risk allocation mechanisms agreed upon by the parties, and may be subject to standards of materiality that differ from those applicable to the Company, and thus should not be relied upon as necessarily reflecting the actual state of facts or conditions.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 8, 2016, Echo completed the acquisition of MAI from Seller pursuant to the terms of the Purchase Agreement concurrently with the execution and delivery of the Purchase Agreement. The other information under Item 1.01 above is incorporated by reference hereunder.

The Company will file with the SEC the financial statements and pro forma financial information required to be filed pursuant to Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the SEC.

Item 7.01	Regulation FD.

On August 8, 2016, the Company issued a press release announcing the acquisition of MAI. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1	Stock Purchase Agreement, by and between Echo, Inc. and Morrisey Holdings, Inc., dated August 8, 2016*

Exhibit 99.1	Press Release of HealthStream, Inc., dated August 8, 2016.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2016	HEALTHSTREAM, INC.

	By:	/s/ Gerard M. Hayden, Jr.
Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit

Exhibit 2.1	Stock Purchase Agreement, by and between Echo, Inc. and Morrisey Holdings, Inc., dated August 8, 2016*

Exhibit 99.1	Press Release of HealthStream, Inc., dated August 8, 2016.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.